UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 16, 2007 (August 14, 2007)

ACG HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.

(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee	37027

(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
As previously announced, on July 23, 2007, Graphics announced that Holdings had entered into a letter of intent with Vertis, Inc. (“Vertis”), with respect to the proposed merger of Holdings with Vertis or an affiliate of Vertis (the “Vertis Merger”). Upon the closing of the Vertis Merger, Graphics would become a wholly owned subsidiary of Vertis. The closing is subject to the execution of a mutually acceptable definitive merger agreement, the satisfaction of customary closing conditions and the receipt of necessary approvals. There can be no assurance that a definitive merger agreement can or will be signed or that it will be signed by any particular date. If signed, there can be no assurance that the transaction can or will be completed or that it will be completed by any particular date.
The letter of intent provides for a period of exclusivity with respect to the negotiations of a merger agreement between the parties thereto. Such exclusivity period has been extended to August 20, 2007. The date on which the letter of intent may be terminated by either party thereto has also been extended to August 20, 2007. The parties have also agreed that, for such purposes, such date shall be automatically extended thereafter for additional one week periods, unless either party notifies the other that it will not extend such date prior to the end of any such additional one week period.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
     The following exhibits are filed herewith:

Exhibit Number	Description
99.1	Amendment, dated August 14, 2007, to Letter of Intent dated July 21, 2007.

99.2	Press release dated August 15, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC. AMERICAN COLOR GRAPHICS, INC.
By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT CHIEF FINANCIAL OFFICER

Dated: August 16, 2007

EXHIBIT INDEX

Exhibit Number	Description
99.1	Amendment, dated August 14, 2007, to Letter of Intent dated July 21, 2007.

99.2	Press release dated August 15, 2007.

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